Exhibit 10.17

SALEFORM 2012

MEMORANDUM OF AGREEMENT

Norwegian Shipbrokers' Association's
Memorandum of Agreement for sale and purchase of ships

PART I

1 Dated:

2 **ROMAN EMPIRE INC., a corporation incorporated under the laws of the Republic of Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960** ~~(Name of sellers)~~, hereinafter called the "Sellers", have agreed to sell, and

3 **LUSTRE 4 HOLDING LIMITED, a corporation incorporated under the laws of the Republic of Liberia with registration number C-128839 whose registered office is at 80 Broad Street, Monrovia, Liberia** ~~(Name of buyers)~~, hereinafter called the "Buyers", have agreed to buy:

4 Name of vessel: **Eco West Coast**

5 IMO Number: **9902811**

6 Classification Society: **ABS**

7 Class Notation: **As per Class Certificate**

8 Year of Build: **2021** Builder/Yard: **Hyundai Heavy Industries Co., Ltd**

9 Flag: **Marshall Islands or any other flag state approved by the Buyers** Place of Registration: **Marshall Islands** GT/NT: **81,206 / 51,026**

10 hereinafter called the "Vessel", on the following terms and conditions:

11 **Definitions**

12 "Agreement" means this memorandum of agreement which shall for the avoidance of doubt, include the rider provisions from Clauses 19 (Payment of Purchase Price by Buyers) to 32 (Definitions).
~~"Banking Days" are days on which banks are open both in the country of the currency stipulated for~~
~~13 the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8~~
~~14 (Documentation) and (add additional jurisdictions as appropriate).~~

15 "~~Buyers' Nominated~~ Flag State" means **the Marshall Islands or any other flag state of the Vessel as may be agreed in writing by the Buyers and the Sellers** ~~(state flag state)~~.

16 "Class" means the class notation referred to above.

17 "Classification Society" means the Society referred to above.
"Dollars" or "$" mean United States dollars, being the lawful currency of the United States of America.

~~18 "Deposit" shall have the meaning given in Clause 2 (Deposit)~~

~~19 "Deposit Holder" means (state name and location of Deposit Holder) or, if left blank, the~~
~~20 Sellers' Bank, which shall hold and release the Deposit in accordance with this Agreement.~~

21 "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a
22 registered letter, e-mail or telefax.

23 "Parties" means the Sellers and the Buyers.

~~24 "Purchase Price" means the price for the Vessel as stated in Clause 1 (Purchase Price).~~

~~25 "Sellers' Account" means (state details of bank account) at the Sellers' Bank.~~

~~26 "Sellers' Bank" means (state name of bank, branch and details) or, if left blank, the bank~~
~~27 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.~~

Copyright © 2012 Norwegian Shipbrokers' Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers' Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. 28 1. Purchase Price - ( See Clause 19 ( Payment of Purchase Price by Buy ers )) 29 The Purchase Price is (state currency and amount both in words and ﬁgures). 30 2. Deposit - inten ti onally omi tt ed 31 32 33 34 As security for the correct fulﬁlment of this Agreement the Buyers shall lodge a deposit of % ( per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3) Banking Days after the date that: 35 36 (i) this Agreement has been signed by the Parties and exchanged in original or by e - mail or telefax; and 37 38 (ii) the Deposit Holder has conﬁrmed in writing to the Parties that the account has been opened. 39 40 41 42 The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the account without delay. 43 3. Payment ( See Clause 19 ( Payment of Purchase Price by Buy ers )) 44 45 46 On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices): 47 (i) the Deposit shall be released to the Sellers; and 48 49 50 (ii) the balance of the Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank charges to the Sellers’ Account. 52 53 54 55 51 4. Inspection - inten ti onally omi tt ed (a) * The Buyers have inspected and accepted the Vessel's classiﬁcation records. The Buyers have also inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel following this inspection and the sale is outright and deﬁnite, subject only to the terms and conditions of this Agreement. 56 57 (b)* The Buyers shall have the right to inspect the Vessel's classiﬁcation records and declare whether same are accepted or not within (state date/period). 58 59 The Sellers shall make the Vessel available for inspection at/in (state place/range) within (state date/period). 60 61 The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. 62 The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. 63 64 During the inspection, the Vessel's deck and engine log books shall be made available for examination by the Buyers. 65 66 67 68 The sale shall become outright and deﬁnite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy - two (72) hours after completion of such inspection or after the date/last day of the period stated in Line 59, whichever is earlier. 69 Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of

70 71 72 the Vessel's classiﬁcation records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be null and void. 73 74 *4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4(a) shall apply. 76 77 75 5. Time and place of delivery and notices - ( See Clause 25 ( No ti ce , Time and Place of Deliver y)) (a) The Vessel shall be delivered and taken over safely aﬂoat at a safe and accessible berth or anchorage at/in (state place/range) in the Sellers' option. 78 Notice of Readiness shall not be tendered before: (date) 79 Cancelling Date (see Clauses 5(c), 6 (a)(i), 6 (a) (iii) and 14): 80 81 82 (b) The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall provide the Buyers with twenty (20), ten (10), ﬁve (5) and three (3) days’ notice of the date the Sellers intend to tender Notice of Readiness and of the intended place of delivery. 83 84 When the Vessel is at the place of delivery and physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 85 86 87 88 89 90 91 92 93 94 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and proposing a new Cancelling Date. Upon receipt of such notiﬁcation the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. If the Buyers have not declared their option within three (3) Banking Days of receipt of the Sellers' notiﬁcation or if the Buyers accept the new date, the date proposed in the Sellers' notiﬁcation shall be deemed to be the new Cancelling Date and shall be substituted for the Cancelling Date stipulated in line 79. 95 96 97 If this Agreement is maintained with the new Cancelling Date all other terms and conditions hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full force and eﬀect. 98 99 100 (d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’ Default) for the Vessel not being ready by the original Cancelling Date. 101 102 103 (e) Should the Vessel become an actual, constructive or compromised total loss before delivery the Deposit together with interest earned, if any, shall be released immediately to the Buyers whereafter this Agreement shall be null and void. 104 6. Divers Inspection / Drydocking - i nt e n t i onall y omi tt ed (a) * (i) The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a diver approved by the Classiﬁcation Society prior to the delivery of the Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notiﬁed by the Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the Vessel available for such inspection. This inspection shall be carried out without undue delay and in the presence of a Classiﬁcation Society surveyor arranged for by the Sellers and paid for by 105 106 107 108 109 110 111 112 113 114 115 116 117 Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only without interfering with the work or decisions of the Classiﬁcation Society surveyor. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classiﬁcation Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at

118 119 120 121 their cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in which event the Cancelling Date shall be extended by the additional time required for such positioning and the subsequent re - positioning. The Sellers may not tender Notice of Readiness prior to completion of the underwater inspection. 122 123 124 125 126 127 128 129 130 131 (ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to aﬀect the Vessel's class, then (1) unless repairs can be carried out aﬂoat to the satisfaction of the Classiﬁcation Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classiﬁcation Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classiﬁcation Society's rules (2) such defects shall be made good by the Sellers at their cost and expense to the satisfaction of the Classiﬁcation Society without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the Classiﬁcation Society's attendance. 132 133 134 135 136 137 138 139 140 141 142 143 144 145 Notwithstanding anything to the contrary in this Agreement, if the Classiﬁcation Society do not require the aforementioned defects to be rectiﬁed before the next class drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classiﬁcation Society, whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established. 146 147 148 149 150 151 152 153 (iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry - docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of fourteen (14) days. 154 155 156 157 158 159 160 161 162 163 164 165 (b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classiﬁcation Society of the Vessel's underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classiﬁcation Society's rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to aﬀect the Vessel's class, such defects shall be made good at the Sellers' cost and expense to the satisfaction of the Classiﬁcation Society without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classiﬁcation Society's fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft system are condemned or found defective or broken so as to aﬀect the Vessel's class. In all other cases, the Buyers shall pay the aforesaid costs and expenses, dues and fees. 166 (c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above: 167 168 (i) The Classiﬁcation Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classiﬁcation surveyor. If such survey is Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

169 170 171 172 173 174 175 176 177 178 not required by the Classiﬁcation Society, the Buyers shall have the option to require the tailshaft to be drawn and surveyed by the Classiﬁcation Society, the extent of the survey being in accordance with the Classiﬁcation Society's rules for tailshaft survey and consistent with the current stage of the Vessel's survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classiﬁcation Society. The drawing and reﬁtting of the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be condemned or found defective so as to aﬀect the Vessel's class, those parts shall be renewed or made good at the Sellers' cost and expense to the satisfaction of Classiﬁcation Society without condition/recommendation**. 179 180 181 182 (ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classiﬁcation Society requires such survey to be carried out or if parts of the system are condemned or found defective or broken so as to aﬀect the Vessel's class, in which case the Sellers shall pay these costs and expenses. 183 184 185 (iii) The Buyers' representative(s) shall have the right to be present in the drydock, as observer(s) only without interfering with the work or decisions of the Classiﬁcation Society surveyor. 186 187 188 189 190 191 192 193 194 195 196 (iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk, cost and expense without interfering with the Sellers' or the Classiﬁcation Society surveyor's work, if any, and without aﬀecting the Vessel's timely delivery. If, however, the Buyers' work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers' work shall be for the Buyers' risk, cost and expense. In the event that the Buyers' work requires such additional time, the Sellers may upon completion of the Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in drydock or not. Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. 197 198 *6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 (a) shall apply. 199 200 **Notes or memoranda, if any, in the surveyor's report which are accepted by the Classiﬁcation Society without condition /recommendation are not to be taken into account. 201 7. Spares, bunkers and other items 202 203 204 205 206 207 208 209 210 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail - end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of Deliver y inspection used or unused, whether on board or not shall become the Buyers' property , but spares on order are excluded. Forwarding charges, if any, shall be for the Buyers' account . The Sellers are not required to replace spare parts including spare tail - end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment . Any bunkers and unused lubrica ti ng oils and g reases in storage tanks and unopened drums at the ti me of Delivery of the Vessel shall be taken over by the Buyers, at no cost to the Buyers . 211 212 213 Library and forms exclusively for use in the Sellers' vessel(s) and captain's, oﬃcers’ and crew's personal belongings including the slop chest are excluded from the sale without compensation, as well as the following additional items: (include list) 214 215 Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale without compensation: (include list)

216 217 218 219 Items on board at the time of inspection which are on hire or owned by third parties, not listed above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense. The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay either: 220 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 221 222 (b) *the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel or, if unavailable, at the nearest bunkering port, 223 for the quantities taken over. 224 225 Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price. 226 227 228 "inspection" in this Clause 7, shall mean the Buyers' inspection according to Clause 4(a) or 4(b) (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date. 229 230 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a) shall apply. 231 8. Documentation - i nt e n t i onall y omi tt ed 232 The place of closing: 233 234 (a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following delivery documents: 235 236 237 238 (i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, transferring title of the Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled, as required by the Buyers’ Nominated Flag State; 239 240 (ii) Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to authorise the execution, delivery and performance of this Agreement; 241 242 243 (iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate); 244 245 246 247 248 (iv) Certiﬁcate or Transcript of Registry issued by the competent authorities of the ﬂag state on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages, to be faxed or e - mailed by such authority to the closing meeting with the original to be sent to the Buyers as soon as possible after delivery of the Vessel; 249 250 251 (v) Declaration of Class or (depending on the Classiﬁcation Society) a Class Maintenance Certiﬁcate issued within three (3) Banking Days prior to delivery conﬁrming that the Vessel is in Class free of condition/recommendation; 252 253 254 255 256 257 258 (vi) Certiﬁcate of Deletion of the Vessel from the Vessel's registry or other oﬃcial evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to eﬀect deletion from the Vessel's registry forthwith and provide a certiﬁcate or other oﬃcial evidence of deletion to the Buyers promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been delivered; 259 260 261 (vii) A copy of the Vessel's Continuous Synopsis Record certifying the date on which the Vessel ceased to be registered with the Vessel's registry, or, in the event that the registry does not as a matter of practice issue such certiﬁcate immediately, a written undertaking Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

262 263 264 from the Sellers to provide the copy of this certiﬁcate promptly upon it being issued together with evidence of submission by the Sellers of a duly executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel's registry; 265 (viii) Commercial Invoice for the Vessel; 266 (ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases; 267 268 269 (x) A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s communications contract which is to be sent immediately after delivery of the Vessel ; 270 271 272 273 (xi) Any additional documents as may reasonably be required by the competent authorities of the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement; and 274 275 (xii) The Sellers’ letter of conﬁrmation that to the best of their knowledge, the Vessel is not black listed by any nation or international organisation. 276 (b) At the time of delivery the Buyers shall provide the Sellers with: 277 278 (i) Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to authorise the execution, delivery and performance of this Agreement; and 279 280 281 (ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate). 282 283 284 (c) If any of the documents listed in Sub - clauses (a) and (b) above are not in the English language they shall be accompanied by an English translation by an authorised translator or certiﬁed by a lawyer qualiﬁed to practice in the country of the translated language. 285 286 287 288 289 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub - clause (a) and Sub - clause (b) above for review and comment by the other party not later than (state number of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notiﬁed by the Sellers pursuant to Clause 5(b) of this Agreement. 290 291 292 293 294 (e) Concurrent with the exchange of documents in Sub - clause (a) and Sub - clause (b) above, the Sellers shall also hand to the Buyers the classiﬁcation certiﬁcate(s) as well as all plans, drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other certiﬁcates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers have the right to take copies. Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. 295 296 297 (f) Other technical documentation which may be in the Sellers' possession shall promptly after delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the Buyers have the right to take copies of same. 298 299 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance conﬁrming the date and time of delivery of the Vessel from the Sellers to the Buyers. 300 9. Encumbrances 301 The Sellers warrant that the Vessel, at the time of delivery Deliver y , is free from all charters (other than the Bareboat Charter and the Ini ti al Sub - charter ) , encumbrances, mortgages and mari ti me liens ( whether mari ti me or otherwise) or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery Deliver y . 302 303 304 305

306 10. Taxes, fees and expenses 307 308 309 Any taxes, fees and expenses in connection with the purchase of the Vessel and registration in the Buyers' Nominated Flag State and shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account. 310 11. Condition on delivery 311 312 313 The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers , but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted . 314 315 316 However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without condition/recommendation*, free of average damage aﬀecting the Vessel's class, and with her classiﬁcation certiﬁcates and national certiﬁcates, as well as all other 317 318 319 certiﬁcates the Vessel had at the time of inspection Deliver y , valid and unextended without condition/recommendation* by the Classiﬁcation Society or the relevant authorities at the time of delivery Deliver y . 320 321 322 "inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4(a) or 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date. 323 324 *Notes and memoranda, if any, in the surveyor's report which are accepted by the Classiﬁcation Society without condition/recommendation are not to be taken into account. 325 12. Name/markings - i nt e n t i onall y omi tt ed 326 327 329 330 331 332 333 334 335 336 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings. 328 13. Buyers' default - i nt e n t i onall y omi tt ed Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest. Should the Purchase Price not be paid in accordance with Clause 3 (Payment), the Sellers have the right to cancel this Agreement, in which case the Deposit together with interest earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest. 337 14. Sellers' default 338 Should the Sellers fail to give No ti ce of Readiness in accordance no ti ce of the Scheduled Delivery Date by servin g a Payment Notice under with Clause 25 (Notice, Time and Place of Deliver y) Clause 5(b) or fail to be ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this Agreement. If after Notice of Readiness a Payment Notice has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of Readiness Payment Notice given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement, the Deposit together with interest earned, if any, shall be released to them immediately. Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. 339 340 341 342 343 344 345 346 347 348 349 Should the Sellers fail to give Notice of Readiness a Payment Notice by the Cancelling Date or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement . in accordance with Clause 42 (Fees and Expenses) of the Bareboat Charter, and this Agreement shall immediately terminate and be cancelled without the need for either Buyers or Sellers to take any action whatsoever .

350 15. Buyers' representatives - i nt e n t i onall y omi tt ed 351 352 353 After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and expense. 354 355 356 357 These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’ representatives shall sign the Sellers' P&I Club’s standard letter of indemnity prior to their embarkation. 359 360 361 362 358 16. Law and Arbitration ( See Clause 31 ( Governing Law and Jurisdic ti on )) (a) *This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modiﬁcation or re - enactment thereof save to the extent necessary to give eﬀect to the provisions of this Clause. 363 364 365 The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. 366 367 368 369 370 371 372 373 374 375 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days speciﬁed. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days speciﬁed, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement. 376 377 378 In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. 379 380 381 382 383 384 385 386 (b) *This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the substantive law (not including the choice of law rules) of the State of New York and any dispute arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be ﬁnal, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. 387 388 389 In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. 390 391 392 (c) This Agreement shall be governed by and construed in accordance with the laws of (state place) and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state place), subject to the procedures applicable there. Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. 393 394 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16(a) shall apply. 395 17. Notices - ( See Clause 26 ( No ti ce )) 396 All notices to be provided under this Agreement shall be in writing.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012. For and on behalf of the Buyers For and on behalf of the Sellers Name: Name: Title: Title: 397 Contact details for recipients of notices are as follows: 398 For the Buyers: 399 For the Sellers: 400 18. Entire Agreement 401 402 403 The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation thereto. 404 405 406 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 407 408 409 Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent that such exclusion can legally be made . Nothing in this Clause shall limit or exclude any liability for fraud .

EXECUTION VERSION

RIDER CLAUSES TO MEMORANDUM OF AGREEMENT

DATED ____________________ 2025

Clause 19 – Payment of purchase price by buyers

(a)	Subject to the provisions of this Agreement, in consideration of the Buyers agreeing to pay the Purchase Price of the Vessel to the Sellers, the Sellers hereby agree to sell and transfer all rights, title and interest in the Vessel absolutely, with full title guarantee, on the Delivery Date.

(b)	At the date of this Agreement, the Vessel is legally and beneficially owned by the Existing Owner. The Vessel will, subject to the terms and conditions of this Agreement, be sold and delivered by the Sellers to the Buyers immediately following the transfer of the Vessel by the Existing Owner to the Existing Charterer under the terms of the Existing BBC.

(c)	Subject to (i) the provision of a duly completed Payment Notice to be received by the Buyers not later than five (5) Business Days prior to the Prepositioning Date (as hereinafter defined); (ii) the fulfilment of the Remittance Conditions Precedent; and (iii) in case the Escrow Payment Arrangement applies, the Escrow Agent has confirmed in writing (including by email) to the Parties that the Escrow Account has been opened and is ready to receive funds, the Purchase Price shall be paid in full by the Buyers to the Sellers as follows:

(i)	on the Delivery Date, an amount corresponding to the amount of the Advance Charterhire payable by the Sellers as bareboat charterers of the Vessel to the Buyers as owners under the Bareboat Charter shall be set off against a corresponding amount of the Purchase Price payable under this Agreement; and

(ii)	subject to the set-off under sub-paragraph (i) above, the Buyers shall pay the balance of the Purchase Price (such balance being referred to as the "Net Purchase Price") (unless as otherwise stated in this Agreement) in either of the following manners as prescribed in the Payment Notice (or such other manner as agreed between the Sellers and the Buyers in writing from time to time):

(A)	by prepositioning the Net Purchase Price into the Escrow Account on the Prepositioning Date which shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement (the "Escrow Payment Arrangement"); or

(B)	by:

(x)	prepositioning an amount equivalent to the Existing BBC Purchase Option Price into the Existing Owner's Bank on the Prepositioning Date on an unallocated basis which shall be held by the Existing Owner's Bank in accordance with the Conditional Payment Instructions (the "Swift Payment Arrangement"); and

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(y)	remitting the Balance Amount (if any) directly to the Sellers' Account on the immediately succeeding Business Day after the Delivery Date.

(d)	The Sellers and the Buyers agreed that, subject to the Delivery Conditions Precedent having been satisfied:

(i)	if the Escrow Payment Arrangement applies and subject to the terms of the Escrow Agreement, the Net Purchase Price shall be released from the Escrow Agent's account and remitted into such account(s) nominated by the Sellers and/or the Existing Owner and accepted by the Buyers in accordance with the terms of the Escrow Agreement; and

(ii)	if the Swift Payment Arrangement applies, the Existing BBC Purchase Option Price so prepositioned shall be held by the Existing Owner's Bank in suspense to the order of the Buyers and, subject to the terms of the Conditional Payment Instructions, only be released to the Existing Owner's Account as designated in the Conditional Payment Instructions on Delivery.

(e)	In relation to the Net Purchase Price or the Existing BBC Purchase Option Price so prepositioned by the Buyers pursuant to Clause 19(c) above, if the Vessel is not delivered to the Buyers in accordance with the terms of this Agreement, interest calculated on the Net Purchase Price or the Existing BBC Purchase Option Price at a rate equivalent to the prevailing Term SOFR for a tenor of three (3) months as at the Prepositioning Date plus 1.95% per annum (the "Remittance Interest") shall accrue as of the Prepositioning Date until the Net Purchase Price or the Existing BBC Purchase Option Price is irrevocably and unconditionally returned to and received by the Buyers in accordance with the Escrow Agreement or the Conditional Payment Instructions (as the case may be) or otherwise through payment by the Sellers (or their nominee) (both dates inclusive), and the Sellers shall pay to the Buyers the Remittance Interest as notified by the Buyers to the Sellers immediately upon the Buyers' demand.

(f)	If the Existing BBC Purchase Option Price exceeds or shall exceed the amount of the Net Purchase Price to be remitted by the Buyers pursuant to Clause 19(c) (such excess amount, the "Delivery Shortfall"), then such Delivery Shortfall shall be paid by the Sellers to the Existing Owner directly and in any case no later than one (1) Business Day prior to the Prepositioning Date. The Sellers shall thereupon give to the Buyers evidence (in a form acceptable to the Buyers) that such Delivery Shortfall has been so paid to the Existing Owner.

Clause 20 – Conditional on Delivery under the Bareboat Charter

The Buyers' obligation to purchase the Vessel and the Sellers' obligation to sell the Vessel are conditional upon the simultaneous delivery to and acceptance by the Sellers as bareboat charterer of the Vessel in accordance with the terms of the Bareboat Charter and subject to there being no Termination Event having occurred or which would occur as a result of the performance by the Sellers and Buyers of their respective obligations under this Agreement.

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Clause 21 – Condition of vessel

The Sellers hereby acknowledge that with respect to the sale and purchase of the Vessel under this Agreement, the Buyers are relying on the Sellers in all respects to check all matters concerning the Vessel, safety, condition, quality and fitness for purposes and delivery of the Vessel.

Clause 22 – Representations and Warranties of Sellers AND BUYERS

(a)	The Sellers represent and warrant to the Buyers on the date hereof, the date of the Payment Notice, the Prepositioning Date and on the Delivery Date that:

(i)	none of the Sellers or any member of the Group:

(A)	is a Prohibited Person;

(B)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(C)	owns or controls a Prohibited Person; nor

(D)	has a Prohibited Person serving as a director, officer or, to the best of the Sellers' knowledge, employee; and

(ii)	no part of the Purchase Price nor the Vessel shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

Clause 23 – Physical presence

If there is any change in the flag state from the Flag State at the date of this Agreement and such new Flag State requires the Buyers to have a physical presence or office in the jurisdiction of such Flag State, all documented fees, costs and expenses arising out of or in connection with the establishment and maintenance of such physical presence or office by the Buyers shall be borne by the Sellers.

Clause 24 – Indemnities

(a)	In consideration of the Buyers entering into this Agreement and the Bareboat Charter as at the date hereof, the Sellers shall indemnify and pay such amounts to the Buyers in respect of all documented costs, claims, expenses, liabilities, losses, damages and fees (including but not limited to any documented legal fees, vessel registration and tonnage fees) suffered or incurred by or imposed on the Buyers arising from this Agreement or in connection with the Delivery, registration, purchase and inspection of the Vessel by the Buyers whether prior to, during or after termination of this Agreement or in connection with or resulting from the occurrence of a Termination Event or the funding of all or an portion of the Purchase Price (including but not limited to the event that the Net Purchase Price has been prepositioned in accordance with Clause 19(c)(ii) but not released in accordance with the Escrow Agreement or the Conditional Payment Instructions (as the case may be) for any reason whatsoever other than as a direct and sole result of the Buyers' gross negligence or wilful misconduct), and whether or not the Vessel is in the possession of or the control of the Sellers or otherwise.

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(b)	Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers shall be provided in favour of the Buyers and shall continue in full force and effect notwithstanding any breach of the terms of this Agreement or termination of this Agreement pursuant to the terms hereof.

Clause 25 – Notice, Time and Place of Delivery

(a)	The Sellers shall keep the Buyers well informed of the proposed Delivery Date of the Vessel and the intended place of delivery and shall in any event specify the Scheduled Delivery Date in the Payment Notice.

(b)	The Delivery shall be required to take place on or before the Cancelling Date.

(c)	The Vessel shall be delivered and taken over safely afloat at sea (international waters) or at a safe and accessible berth or anchorage with the Delivery Date to be mutually agreed by the Sellers and the Buyers.

Clause 26 – Notices

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Agreement shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address or email address:

(A)	to the Buyers:

c/o China Huarong Shipping Financial Leasing Company Limited

Room 6006, 6th Floor, No. 15 Second East Zhongshan Road, Shanghai, China, 200002

Attention: Annie Tao/Song Pengwu

Email: taobeijuan@hrflc.com / /tao.beijuan@msn.cn /songpengwu@hrflc.com
Tel: +86(0)21 63268756

(B)	to the Sellers:	c/o TOP SHIPS INC. Address: 20, Iouliou Kaisara Str., Paiania, Attica, Greece Attention: Alexandros Tsirikos Email: atsirikos@topships.org Tel: +30 210 81 28 180 Fax: +30 210 80 56 441 or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.

Clause 27 – No Waiver of Rights

(a)	No neglect, delay, omission or indulgence on the part of the Buyers in enforcing the terms and conditions of this Agreement shall prejudice the strict rights of the Buyers or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

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(b)	No right or remedy conferred upon the Buyers by this Agreement shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

Clause 28 – No Set-off or Tax Deduction

(a)	Any payment made by the Sellers to the Buyers under this Agreement shall be paid:

(i)	(other than the set-off under Clause 19(c)(i) without any form of set-off, cross-claim or condition; and

(ii)	free and clear of any tax deduction or withholding unless required by law.

(b)	Without prejudice to paragraph (a) of this Clause, if the Sellers are required by law to make a tax deduction from any payment:

(i)	the Sellers shall notify the Buyers as soon as they become aware of the requirement; and

(ii)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Buyers receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

(c)	In this Clause, "tax deduction" means any deduction or withholding for or on account of any present or future tax.

Clause 29 – Assignment and Transfer

(a)	Without prejudice to clause 64 (Assignment and Transfer) of the Bareboat Charter the Sellers shall not assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Agreement except with the Buyers' prior written consent.

(b)	The Buyers may not assign or transfer (whether by novation or otherwise) any of their rights under this Agreement except with the Sellers' prior written consent (not to be unreasonably withheld), following which consent the Sellers shall execute such documents and do all such things as reasonably required by the Buyers to facilitate or effect such assignment or transfer.

(c)	Each of the Sellers and Buyers shall bear their own costs arising from any assignment or transfer as permitted under this Clause.

Clause 30 – Miscellaneous

(a)	Unless otherwise expressly stated to the contrary in this Agreement, any payment which is due to be made on a day which is not a Business Day shall be made on the preceding Business Day instead.

(b)	If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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(c)	The Sellers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Agreement.

(d)	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

(e)	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement, as the case may be.

Clause 30A – SELLERS’ CANCELLATION OPTION

Without prejudice to any of the Buyers' rights under this Agreement, any other Leasing Document or at law or otherwise, if clause 51A (USTR Termination Event) of the Bareboat Charter applies prior to Delivery and subject to the satisfaction of the conditions as set out therein, the Sellers shall have the right to cancel this Agreement and and such cancellation shall become effective on the date as notified by the Sellers pursuant to clause 51A (USTR Termination Event) of the Bareboat Charter, whereupon:

(a)	both the Sellers and the Buyers shall cease to have any obligations under this Agreement (including, but not limited to, the Buyers’ obligations to pay any Purchase Price), and further provided that, in consideration of the Buyers entering into this Agreement and the Bareboat Charter as at the date hereof, the Buyers shall be entitled to retain all indemnified expenses and/or fees paid by the Sellers under this Agreement and the other Leasing Documents, and if such fees have not been paid, the Sellers shall forthwith pay such fees to the Buyers in accordance with the terms of the Bareboat Charter and other Leasing Documents; and

(b)	any such amount are acknowledged and agreed by the Sellers to be a proportionate amount, having regard to the legitimate interest of the Buyers in protecting against the risk of inter alia, this Agreement being cancelled.

Clause 31 – Governing law and jurisdiction

(a)	This Agreement, and any non-contractual obligations arising out of or in connection with it, are governed by English law.

(b)	Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute") shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association ("LMAA") Terms current at the time when the arbitration proceedings are commenced.

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(c)	The reference shall be to three (3) arbitrators, one to be appointed by each Party and the third, by the two so appointed. A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator (who shall be either a full member of the LMAA, or a practising barrister of King's Counsel who is also a member of the Commercial Bar Association, or a retired High Court Judge practising as an arbitrator, in each case who carries on business in London) and shall send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and give notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. If the two arbitrators so appointed are unable to agree on the appointment of the third arbitrator within seven (7) days after the appointment of the second arbitrator, they or either of them may by written notice request the President of the LMAA to appoint the third arbitrator within fourteen (14) days of such request.

(d)	Where the reference is to three (3) arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.

(e)	The language of the arbitration shall be English.

(f)	In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

Clause 32 – Definitions

Unless otherwise specified hereunder, capitalised terms in this Agreement shall have the same meaning as in the Bareboat Charter:

"Advance Charterhire" means an amount which is equal to the difference between the Purchase Price and the Financing Amount.

"Balance Amount" means an amount equivalent to the difference between the Net Purchase Price and the Existing BBC Purchase Option Price.

"Bareboat Charter" means the bareboat charterparty in respect of the Vessel dated on or about the date hereof and entered into between the Buyers as owner and the Sellers as bareboat charterer.

"Business Day" means a day on which banks are open for business in the principal business centres of New York, Hong Kong, Shanghai and Greece.

"Cancelling Date" means 31 March 2026 or such later date as may be agreed by the Buyers acting in their discretion.

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"Conditional Payment Instructions" means the conditional payment instructions to the Existing Owner's Bank in the form of a SWIFT MT 199 with a SWIFT MT 103 or such other format agreed between the Existing Owner, the Sellers and the Buyers, setting out the conditions upon which such Existing BBC Purchase Option Price shall be released to the Existing Owner (such conditions to include, without limitation, the presentation to the Existing Owner’s Bank of (i) the PODA duly executed by the Existing Owner and the Sellers (and countersigned by the Buyers) and (ii) the Protocol of Delivery and Acceptance duly executed by the Sellers and the Buyers).

"Delivery" means the passing of the legal and beneficial interest in the Vessel from the Sellers to the Buyers pursuant to the terms of this Agreement.

"Delivery Conditions Precedent" means the conditions precedent detailed in clause 34.2(f)(ii) of the Bareboat Charter.

"Delivery Date" means the date on which Delivery occurs.

"Delivery Shortfall" has the meaning given to that term in Clause 19(f).

"Dispute" shall have the meaning ascribed thereto Clause 31(b).

"Dollars" and "US$" mean the lawful currency, for the time being, of the United States of America.

"Escrow Account" means the account identified as the "Escrow Account" in the Escrow Agreement.

"Escrow Agent" means Watson Farley & Williams LLP acting through its office at Suites 4610-4619, Jardine House, 1 Connaught Place, Hong Kong.

"Escrow Agreement" means the escrow agreement made or to be made between, inter alia, the Existing Owner, Sellers, the Buyers and the Escrow Agent setting out the terms of appointment of the Escrow Agent and the manner in which the Escrow Agent will hold and release the Net Purchase Price.

"Escrow Payment Arrangement" has the meaning given to that term in Clause 19(c)(ii)(A).

"Existing BBC" means the bareboat charterparty dated 8 December 2023 made between the Existing Owner as owners and the Sellers as charterers, as amended and supplemented from time to time.

"Existing BBC Purchase Option Price" means the purchase option price (howsoever described under the Existing BBC) payable by the Existing Charterer to the Existing Owner for the purchase of the Vessel in accordance with the terms and conditions of the Existing BBC.

"Existing Charterer" mean the Sellers acting in their capacity as bareboat charterers under the Existing BBC.

"Existing Owner" means Great Equinox Limited, a company with entity number 102028 and incorporated under the law of the Republic of Marshall Islands with limited liability having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

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"Existing Owner's Account" means the account of the Existing Owner opened with the Existing Owner's Bank as notified by the Sellers to the Buyers in the Payment Notice and is acceptable to the Buyers in their discretion if the Swift Payment Arrangement applies.

"Existing Owner's Bank" means DBS Bank Limited, Hong Kong Branch or such other bank designated by the Existing Owner as its receiving bank for payment of the Existing BBC Purchase Option Price pursuant to Clause 19(c) (Payment of the Purchase Price) and acceptable to the Buyers.

"Financing Amount" shall have the same meaning as defined under the Bareboat Charter.

"Flag State" means the Republic of the Marshall Islands or any other flag state of the Vessel as may be agreed in writing by the Buyers and the Sellers.

"Net Purchase Price" has the meaning given to that term in Clause 19(c)(ii).

"Payment Notice" means an irrevocable request for payment of the Net Purchase Price or the Existing BBC Purchase Option Price (as the case may be) served by the Sellers on the Buyers, which shall be in the form set out in Schedule 1 (Form of Payment Notice) and which shall be signed by at least one officer or authorised attorney of the Sellers.

"Prepositioning Date" means the date specified in the Payment Notice relating to the prepositioning of the Net Purchase Price or the Existing BBC Purchase Option Price (as the case may be) provided that such date shall fall on a date which is at least one (1) Business Day before the Scheduled Delivery Date.

"Protocol of Delivery and Acceptance" means the protocol of delivery and acceptance recording Delivery of the Vessel under this Agreement to be signed by the Buyers and Sellers in substantially the form attached as Schedule 2.

"Purchase Price" means $87,400,000.

"Remittance Conditions Precedent" means the conditions precedent detailed in clause 34.2(f)(i) of the Bareboat Charter.

"Remittance Interest" shall have the meaning ascribed thereto under Clause 19(e).

"Sellers' Account" means the account as notified by the Sellers to the Buyers in the Payment Notice and is acceptable to the Buyers in its discretion if the Swift Payment Arrangement applies.

"Scheduled Delivery Date" means the date of delivery of the Vessel set out in the Payment Notice which shall always be on a Business Day on or before the Cancelling Date.

"Swift Payment Arrangement" has the meaning given to that term in Clause 19(c)(ii)(B)(x).

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Schedule 1

Form of Payment Notice

To:	LUSTRE 4 HOLDING LIMITED

Date:	____________________

Memorandum of Agreement dated ____________________ the "Agreement")
in relation to m.t. "ECO WEST COAST" with IMO No. 9902811 (the "Vessel")

1.	We refer to the Agreement made between us in relation to the Vessel.

2.	This is the Payment Notice as defined in the Agreement.

3.	Capitalised terms in this Payment Notice have the meanings set out in the Agreement unless otherwise defined herein.

4.	[We hereby notify you that the Scheduled Delivery Date is _________________________ and we request that, pursuant to clause 19(c) of the Agreement, you preposition the Net Purchase Price in an amount of US$____________________ with the following account (being the Escrow Account) on ________________ (the “Prepositioning Date”) to be held and released in accordance with the Escrow Agreement:

Account Name	:
Bank	:
Branch Address	:
BIC/ SWIFT	:
Account Number	:
Intermediate Bank	:
Intermediate Bank’s SWIFT	:
Quote Reference	:	“Net Purchase Price” – 9902811

]1

5.	[We hereby notify you that the Scheduled Delivery Date is _________________________ and we request that, pursuant to clause 19(c) of the Agreement, you pay the Net Purchase Price in the following manner:

a.	the Existing BBC Purchase Option Price in an amount of US$____________________ to be prepositioned with the following account on ________________ (the “Prepositioning Date”) (to be held and released in accordance with the Conditional Payment Instructions):

______________________________________

1 Inserted if the Escrow Payment Arrangement applies

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Account Name	:
Bank	:
Branch Address	:
BIC/ SWIFT	:
Account Number	:
Intermediate Bank	:
Intermediate Bank’s SWIFT	:
Quote Reference	:	“Existing BBC Purchase Option Price” – 9902811

b.	[the Balance Amount in an amount of US$____________________ with the following account on the date as prescribed under clause 19(c) of the Agreement:

Account Name	:
Bank	:
Branch Address	:
BIC/ SWIFT	:
Account Number	:
Intermediate Bank	:
Intermediate Bank’s SWIFT	:
Quote Reference	:	“Balance Amount” – 9902811

]2 ]3

6.	We agree that the payment of the Net Purchase Price in accordance with Clause 4 above, when remitted in accordance with Clause 19(c) of the Agreement, shall constitute a full discharge of the Buyers' obligation to make payment of the Purchase Price under the Agreement.

7.	We further represent and warrant that no Termination Event or Potential Termination Event (each as defined in the Bareboat Charter) has occurred and there has been no breach of any obligation or undertaking in the Leasing Documents (as defined in the Bareboat Charter) which would, with the passing of time, constitute a Termination Event or Potential Termination Event (each as defined in the Bareboat Charter).

______________________________________

2 To be deleted if there is no Balance Amount

3 Inserted if Swift Payment Arrangement applies

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Yours faithfully,

_______________________________

Name:

Title: attorney-in-fact

for and on behalf of

ROMAN EMPIRE INC.

Date:

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Schedule 2

Form of Protocol of Delivery and Acceptance

ROMAN EMPIRE INC., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Sellers") hereby sell, transfer and deliver and LUSTRE 4 HOLDING LIMITED, a corporation incorporated under the laws of the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia (the "Buyers") hereby accept delivery, title and risk of and in one (1) suezmax tanker named m.t. "ECO WEST COAST" with IMO No. 9902811, as agreed between the Buyers and the Sellers, at _______ hour ________ time on __________________ and each of the Buyers and the Sellers confirm that the same is delivered in accordance with the Memorandum of Agreement dated ______________________ (as the same may be amended, supplemented and varied from time to time) entered into between (1) the Sellers as seller and (2) the Buyers as buyer.

……………………………………………….

Name:

Title: attorney-in-fact

For and on behalf of

ROMAN EMPIRE INC.

……………………………………………….

Name:

Title:

For and on behalf of

LUSTRE 4 HOLDING LIMITED

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EXECUTION PAGE

BUYERS

SIGNED BY	)
for and on behalf of	)
LUSTRE 4 HOLDING LIMITED	)
as attorney-in-fact	)
in the presence of	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

SELLERS

SIGNED BY	)
for and on behalf of	)
ROMAN EMPIRE INC.	)
as attorney-in-fact	)
in the presence of	)

Witness' signature:	)
Witness' name:	)
Witness' address:	)

Huarong Top Ships II

Execution Page to MOA Riders

Eco West Coast